File No. 70-8597

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                        AMENDMENT NO. 7 (POST-EFFECTIVE)

                                       TO

                        FORM U-1 APPLICATION-DECLARATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
                        --------------------------------

                         CENTRAL POWER AND LIGHT COMPANY
                           539 North Carancahua Street
                           Corpus Christi, Texas 78401

               (Name of company filing this statement and address
                         of principal executive office)
                        ---------------------------------

                       CENTRAL AND SOUTH WEST CORPORATION

                 (Name of top registered holding company parent)

                        ---------------------------------

                                 Wendy G. Hargus
                                    Treasurer
                       Central and South West Corporation
                          1616 Woodall Rodgers Freeway
                                 P.O. Box 660164
                            Dallas, Texas 75266-0164

                              Joris M. Hogan, Esq.
                         Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York 10005

                   (Names and addresses of agents for service)


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                  Central  Power  and Light  Company  (the  "Company"),  a Texas
corporation and a wholly-owned electric public utility subsidiary of Central and South West Corporation, a Delaware corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended, hereby files this Amendment No. 7 (this "Amendment") to the Form U-1 Application-Declaration in File No. 70-8597 (the "Application") for the purpose of amending Item 1 of the Application. In all other respects, the Application as previously filed and amended will remain the same. Item 1. Description of Proposed Transaction.

     The first sentence of paragraph 6 of Item 1 is amended to read as follows:
     In sum, the Company has incurred obligations in connection with $160.635 million of Refunding Bonds and no New Money Bonds and, thus, has authority to incur obligations in connection with an additional $164.365 million of Refunding Bonds and $150 million of New Money Bonds, which authority expires December 31, 1997.

                                S I G N A T U R E
                  Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.
                  Dated:  December 23, 1997

                                CENTRAL POWER AND LIGHT COMPANY


                              By:/s/ WENDY G. HARGUS
                                 Wendy G. Hargus
                                 Treasurer